UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2019

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The NASDAQ Capital Market
Warrants to purchase Common Stock	APDNW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2019, LineaRX, Inc., a Delaware corporation (“LineaRX”) and wholly-owned subsidiary of Applied DNA Sciences, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) effective as of July 29, 2019 with Vitatex Inc., a Delaware corporation (“Vitatex”). The Asset Purchase Agreement contains the terms and conditions with respect to the acquisition by LineaRX of substantially all of Vitatex’s assets relating to its business of advancing personalized medicine with a solution that isolates Invasive Circulating Tumor Cells (iCTC) from standard patient blood samples for the treatment, research and diagnosis of cancer (the “Assets”). LineaRX did not assume any liabilities of Vitatex. LineaRX consummated the acquisition and acquired the Assets, free and clear of all liens or other third-party interests (the “Vitatex Asset Acquisition”) on August 7, 2019 (the “Closing Date”). The Assets acquired by LineaRX also included Vitatex’s rights under a patent license agreement between The Research Foundation for the State University of New York (the “Research Foundation”) and Vitatex. In connection with the Vitatex Asset Acquisition, LineaRX entered into the Amended and Restated Exclusive License Agreement (the “License Agreement”) with the Research Foundation and Vitatex on August 7, 2019, pursuant to which LineaRX assumed the rights and obligation of Vitatex.

The purchase price for the Assets consists of $500,000 in cash and common stock of LineaRX and up to an additional $500,000 of LineaRX common stock as performance-based contingent consideration, which was determined through arms-length negotiation. Of this amount, (i) an initial payment comprised of $300,000 in shares of common stock of LineaRX (based on the then-current market capitalization of $25 million of LineaRX) must be made to the shareholders of Vitatex within 14 days of the Closing Date, (ii) $100,000 in cash must be paid to Vitatex on or before September 30, 2019 and (iii) $100,000 in cash must be paid to Vitatex on or before December 31, 2019. The Research Foundation will receive cash instead of shares of LineaRX. The purchase price will be reduced by an amount equal to any payment required to be made by LineaRX to pay off and satisfy Vitatex’s outstanding cash and/or equity obligations owed to the Research Foundation under the License Agreement. Pursuant to the License Agreement, LineaRX will pay approximately $11,710 to the Research Foundation, thereby reducing the cash payment due to Vitatex on or before September 30, 2019 to approximately $88,290. In addition, the shareholders of Vitatex are also entitled to additional performance-based equity distributions of up to $500,000 in shares of common stock of LineaRX (based on the then-current market capitalization of LineaRX) with (i) $250,000 of LineaRX common stock becoming due upon the occurrence of LineaRX completing the National Cancer Institute Small Business Innovation Research (NIC SBIR) program filings due on or before August 9, 2019 or the next SBIR program filings due on September 5, 2019, (ii) $100,000 of LineaRX common stock becoming due if the Assets yield more than $100,000 in gross revenue by July 29, 2020 and (iii) $150,000 of LineaRX common stock becoming due if the Assets yield an additional $200,000 in gross revenue. The Research Foundation will receive cash instead of shares of LineaRX upon the completion of any such performance-based events.

The Asset Purchase Agreement contains certain customary representations, warranties and covenants, which are made solely for the purposes of the Asset Purchase Agreement and as of specific dates, and were solely for the benefit of the parties to the Asset Purchase Agreement. In addition, Vitatex has agreed that (i) after the Closing Date it will not undertake any commercial activities except for dealing with post-closing matters and (ii) on or before December 31, 2019 after the $100,000 cash payment due by LineaRX is made to Vitatex, it will cease to do business and consummate the corporate dissolution of Vitatex in accordance with Delaware law.

In addition, Dr. Wen-Tien Chen, the founder of Vitatex, also entered into a consulting agreement with LineaRX for a term of twelve (12) months subject to earlier termination by either party upon thirty (30) days’ notice.

The foregoing descriptions of the Asset Purchase Agreement and the Vitatex Asset Acquisition do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Asset Purchase Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference in its entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information regarding the Vitatex Asset Acquisition, including the consummation of the Asset Purchase Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 7.01 Regulation FD Disclosure.

On August 8, 2019, the Company issued a press release announcing the Vitatex Asset Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Asset Purchase Agreement, dated July 29, 2019 by and between LineaRX, Inc. and Vitatex Inc.
99.1	Press Release of Applied DNA Sciences, Inc. dated August 8, 2019 regarding the Vitatex Asset Acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2019	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated July 29, 2019 by and between LineaRX, Inc. and Vitatex Inc.
99.1	Press Release of Applied DNA Sciences, Inc. dated August 8, 2019 regarding the Vitatex Asset Acquisition.